UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2005

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATION FOR AMENDMENT:  Samsonite Corporation (the “Company”) is filing this Form 8-K/A in order to adjust the estimated costs expected to be incurred as first reported in its Current Report on Form 8-K dated August 5, 2005 (which was filed on August 11, 2005) (the “August 2005 Form 8-K”).

Item 2.05                                             Costs Associated with Exit or Disposal Activities.

On August 5, 2005, subsidiaries of Samsonite Corporation (the “Company”) agreed to transfer the Company’s hardside luggage manufacturing plant in Hénin-Beaumont, France (the “H-B Site”) to an unrelated purchaser.  The transaction was completed on August 31, 2005.

The August 2005 Form 8-K reported that the Company expected to incur approximately $4.7 million of non-cash impairment charges related to a write-down of the H-B Site’s property, plant and equipment.  These costs were subject to refinement and had not been finalized at the time the Company filed the August 2005 Form 8-K.

This amendment to the August 2005 Form 8-K is being filed to report that the Company expects to incur approximately $5.7 million of non-cash impairment charges related to the write-down of the H-B Site’s property, plant and equipment with respect to the disposal transaction described in the August 2005 Form 8-K.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

By: /s/ RICHARD H. WILEY
Name: Richard H. Wiley
Title: Chief Financial Officer, Treasurer and Secretary

Date: September 8, 2005